INDEPENDENT AUDITOR'S CONSENT

Board of Directors
CDEX, Inc.
Rockville, Maryland 20852

We hereby consent to the inclusion of our report dated December 31, 2003, on the audited financial statements of CDEX, Inc. (A Development Stage Enterprise) as of October 31, 2003 and 2002, for the years then ended and for the period July 6, 2001 (inception) to October 31, 2003, in the SEC Form SB-2/A to be filed by CDEX, Inc.





                             /s/ ARONSON & COMPANY


                             ARONSON & COMPANY


November 9, 2004